Exhibit 99.2

Oncothyreon Announces Acquisition of Alpine Biosciences

Oncothyreon to Leverage Alpine’s Protocell Technology to Enable Targeted Delivery of Molecular

Therapeutics for Serious Diseases

Company to Hold Conference Call at 4:30 p.m. EDT Today

SEATTLE, WASHINGTON, Aug 11, 2014/PRNewswire/ - Oncothyreon Inc. (NASDAQ: ONTY), a biotechnology company specializing in the development of innovative therapeutic products for the treatment of cancer, today announced that it has acquired Alpine Biosciences, Inc., of Seattle, Washington, a privately held biotechnology company developing protocells, a nanoparticle platform technology designed to enable the targeted delivery of multiple therapeutic agents, including nucleic acids, proteins, peptides and small molecules. Oncothyreon intends to utilize the protocell technology to develop new product candidates for the treatment of cancer and rare diseases, either on its own or with partners.

“We believe the acquisition of Alpine and its protocell technology brings to Oncothyreon a delivery platform with the potential to revolutionize multiple therapeutic fields,” said Robert L. Kirkman, M.D., President and Chief Executive Officer of Oncothyreon. “The acquisition is a significant step towards achieving our vision of building a fully integrated biotechnology company, with the capability of developing new proprietary product candidates to complement our strong existing clinical pipeline. As an oncology company, we are particularly intrigued by potential applications in cancer and cancer immunotherapy. We also intend to seek partners to work with us to develop product candidates in other fields, including gene therapy, siRNA and mRNA therapy, enzyme replacement and the targeted delivery of toxins.”

Jay Venkatesan, M.D., Co-Founder and Chief Executive Officer of Alpine, will join Oncothyreon as Executive Vice President and General Manager with primary responsibility for the protocell development program. Dr. Venkatesan said, “I am looking forward to joining Oncothyreon to help transform the treatment of cancer and rare diseases. I believe Oncothyreon’s technical and clinical expertise, as well as existing infrastructure, will help speed the development of the protocell technology to rapidly bring products into clinical development. I also believe in the potential of Oncothyreon’s existing pipeline, including ONT-380 for HER2-positive breast cancer, and the immunotherapeutic product candidates, tecemotide and ONT-10.” Alpine was founded by Mitchell H. Gold, M.D., in 2012.

Protocells were developed by a multidisciplinary team of scientists at the University of New Mexico (UNM), the UNM Cancer Center, and Sandia National Laboratories. The UNM Cancer

Center is one of just 68 premier cancer centers in the nation recognized by the National Cancer Institute (NCI) for its scientific excellence, contributions to cancer research and delivery of innovative treatment to patients in New Mexico. Sandia National Laboratories, also located in Albuquerque, New Mexico, is a Department of Energy-owned national laboratory with significant expertise in material science technologies for biotechnology applications.

“We believe that this combination of talent and resources will accelerate the clinical development of the protocell technology and will lead to better therapies for currently intractable diseases,” said Lisa Kuuttila, CEO & Chief Economic Development Officer of STC.UNM, the technology-transfer and economic-development organization of UNM, which began collaborating with Alpine Biosciences on the protocell platform in 2013. “We look forward to collaborating with Oncothyreon in the future as they advance this platform.”

Upon closing of the transaction, Oncothyreon issued approximately 9.3 million shares of Oncothyreon common stock in exchange for all of the outstanding stock of Alpine Biosciences. The issued shares represent approximately ten percent of Oncothyreon’s fully-diluted common stock on a post-transaction basis. The shares are subject to certain resale restrictions. Based on the closing price of Oncothyreon shares on August 8, 2014, the merger consideration is valued at approximately $27 million.

About Protocells

The protocell technology is a nanotherapeutic platform based on a silica core and a supported lipid surface layer. Protocells are able to encapsulate large quantities of nucleic acids, proteins, peptides, small molecules, and toxins and deliver them in a highly-targeted fashion, both to specific cells and to particular organelles within cells.

Conference Call and Webcast

Oncothyreon will conduct a conference call today, August 11, 2014 at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss its acquisition of Alpine Biosciences, its second quarter 2014 financial results and its pipeline of products in development. To participate in the call by telephone, please dial (877) 280-7291 (United States) or (707) 287-9361 (International). In addition, the call will be webcast live and can be accessed on the “Events” page of the “News & Events” section of Oncothyreon’s website at www.oncothyreon.com. An archive of the webcast will be available after completion of the discussion and will be posted on Oncothyreon’s website.

About Oncothyreon

Oncothyreon is a biotechnology company specializing in the development of innovative therapeutic products for the treatment of cancer that have the potential to improve the lives and outcomes of cancer patients. Oncothyreon’s clinical stage pipeline includes the immunotherapy product candidates tecemotide and ONT-10, and the only HER-2 small molecule inhibitor in clinical development, ONT-380. Tecemotide is in the Phase 3 START2 trial for patients with Stage III non-small cell lung cancer, which is being conducted by Oncothyreon’s licensee, Merck KgaA of Darmstadt, Germany. ONT-10 is currently in a Phase 1 trial in patients with various solid tumors and is also expected to enter a combination trial with varlilumab in collaboration with Celldex Therapeutics in patients with advanced breast or ovarian cancer. ONT-380, which is being developed in collaboration with Array BioPharma, is currently in two Phase 1b trials in patients with metastatic breast cancer. For more information, visit www.oncothyreon.com.

About Alpine

Alpine Biosciences is a biotechnology company developing protocells, a novel nanotherapeutics platform, for the treatment of rare diseases and cancer. This approach enables the targeted delivery of nucleic acids, proteins, and other large and small molecule payloads, while improving stability of these payloads and minimizing off-target toxicity and immune responses. The company is performing preclinical work to begin a series of IND-enabling studies over the next 12-18 months. For more information, visit www.alpinebio.com.

Alpine was founded by Mitchell H. Gold, M.D., in 2012. In conjunction with the acquisition of Alpine by Oncothyreon, the name Alpine Biosciences and certain related unregistered trademarks and domain names were assigned to Dr. Gold.

Forward-Looking Statements

In order to provide Oncothyreon’s investors with an understanding of its current results and future prospects, this release contains statements that are forward-looking. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “intends,” “potential,” “possible” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include Oncothyreon’s expectations regarding potential development of products using protocell technology acquired in the Alpine Biosciences acquisition and potential partnerships for expansion of protocell technology into additional fields.

Forward-looking statements involve risks and uncertainties related to Oncothyreon’s business and the general economic environment, many of which are beyond its control. These risks, uncertainties and other factors could cause Oncothyreon’s actual results to differ materially from those projected in forward-looking statements, including the risks associated with the costs and expenses of developing product candidates (including those using protocell technology), the adequacy of financing and cash, cash equivalents and investments, general economic factors, achievement of the results it anticipates from preclinical and clinical trials of product candidates (including those using protocell technology), the ability to secure partnerships for development of protocell technology in new fields and the ability to adequately obtain and protect its intellectual property rights. Although Oncothyreon believes that the forward-looking statements contained herein are reasonable, it can give no assurance that its expectations are correct. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. For a detailed description of Oncothyreon’s risks and uncertainties, you are encouraged to review the documents filed with the securities regulators in the United States on EDGAR and in Canada on SEDAR. Oncothyreon does not undertake any obligation to publicly update its forward-looking statements based on events or circumstances after the date hereof.

Additional Information

Additional information relating to Oncothyreon can be found on EDGAR at www.sec.gov and on SEDAR at www.sedar.com.

Investor and Media Relations Contact:

Julie Rathbun

Rathbun Communications

206-769-9219

ir@oncothyreon.com

Media Relations Contact for Alpine Biosciences:

Nadia Hasan

WCG

248-722-0996

nhasan@wcgworld.com

ONCOTHYREON INC. 2601 Fourth Avenue, Suite 500, Seattle, WA 98121

Tel: (206) 801-2100     Fax: (206) 801-2101

http://www.oncothyreon.com